                                                                EXHIBIT 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement on
Form N-14 (the "Registration  Statement") of our report dated December 9,  2005, relating  to the  financial  statements  and  financial  highlights  of American
Century Mutual Funds,  Inc.,  including  American  Century New  Opportunities II
Fund, for the year ended  October 31,  2005, which are incorporated by reference in the Registration Statement. We also consent to the reference to us in Article
IV paragraph 4.2(f) of Exhibit A to the Combined Proxy Statement and Prospectus,
which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 26, 2006